Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 4, 2023, which includes an explanatory paragraph relating to AgEagle Aerial Systems, Inc.’s ability to continue as a going concern, relating to the consolidated financial statements of AgEagle Aerial Systems, Inc. appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

Orlando, Florida

July 19, 2023